Exhibit 10.1
EXECUTION COPY
AMENDMENT AND EXCHANGE AGREEMENT
          AMENDMENT AND EXCHANGE AGREEMENT (this “Agreement”), dated as of July 31, 2008, by and between Hythiam, Inc., a Delaware corporation with headquarters located at 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025 (the “Company”) and Highbridge International LLC (the “Investor”).
          WHEREAS:
          A. The Company and the Investor are parties to that certain Securities Purchase Agreement, dated as of January 17, 2007 (the “Existing Securities Purchase Agreement”), pursuant to which, among other things, the Investor purchased from the Company (i) senior secured notes (the “Existing Notes”) and (ii) warrants (the “Existing Warrants”) which are exercisable to acquire shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (the “Existing Warrant Shares”).
          B. In connection with the execution and delivery of the Existing Securities Purchase Agreement, the Company entered into that certain Registration Rights Agreement, dated January 17, 2007 (the “Registration Rights Agreement”), by and between the Company and the Investor, pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws.
          C. The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, the Company and the Investor shall amend and restate all of the Investor’s (i) Existing Notes for the senior secured notes of the Company in the form attached hereto as Exhibit A (the “Notes”) in the aggregate principal amount set forth opposite the Investor’s name in column (3) on the Securities Schedule attached hereto and (ii) Existing Warrants for the warrants in the form attached hereto as Exhibit B (the “Warrants”), to acquire up to that number of shares of Common Stock set forth opposite the Investor’s name in column (4) of the Securities Schedule attached hereto (as exercised, collectively, the “Warrant Shares”).
          D. The amendment and restatement of the Existing Notes for the Notes and the Existing Warrants for the Warrants is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act.
          E. The Notes rank senior to all outstanding and future indebtedness of the Company and are secured by a first priority, perfected security interest in all of the assets of the Company and the stock of each of the Company’s subsidiaries, as evidenced by the pledge agreement, dated as of January 17, 2007, by and among each entity listed as a pledgor on the signature pages thereto, and the Collateral Agent (the “Pledge Agreement”) and the security agreement, dated as of January 17, 2007, by and between the Company and the Collateral Agent (the “Security Agreement” and together with the Pledge Agreement and the Security Agreement, collectively the “Security Documents”).

          F. The Investor delivered to the Company a Holder Optional Redemption Notice (as defined in the Existing Notes), pursuant to which the Investor exercised its Holder Optional Redemption Right (as defined in the Existing Notes) as of July 19, 2008 (the “Notice”). Contemporaneously with the Closing (as defined below) the holder wishes to rescind and withdraw the Notice.
     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Existing Securities Purchase Agreement.
          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investor hereby agree as follows:
1.	AMENDMENT AND RESTATEMENT OF EXISTING NOTES AND EXISTING WARRANTS.
               (a) Amendment and Restatement of Existing Notes and Existing Warrants. Subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, at the closing contemplated by this Agreement (the “Closing”), the Investor shall surrender to the Company its Existing Notes and Existing Warrants and the Company shall issue and deliver to the Investor (or as directed by the Investor) Notes in the principal amount set forth opposite the Investor’s name in column (3) of the Securities Schedule attached hereto and Warrants to acquire up to that number of shares of Common Stock set forth opposite the Investor’s name in column (4) of the Securities Schedule attached hereto.
               (b) Closing Date. The date of the Closing (the “Closing Date”) shall be the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (or such other time and date as is mutually agreed to by the Company and the Investor). The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.
               (c) Delivery. On the Closing Date, the Company shall deliver to the Investor (i) the Notes in the principal amount set forth opposite the Investor’s name in column (3) of the Securities Schedule attached hereto and (ii) the Warrants to acquire up to that number of shares of Common Stock set forth opposite the Investor’s name in column (4) of the Securities Schedule attached hereto. The foregoing securities shall be delivered in each case duly executed on behalf of the Company and registered in the name of the Investor or its designee.
2.	AMENDMENTS TO TRANSACTION DOCUMENTS.
               (a) Ratifications. The Company hereby confirms and agrees that, except as otherwise expressly provided in this Agreement:
               (i) the Existing Securities Purchase Agreement and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (i) all references in the Existing Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this

Agreement, (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this Agreement; (iii) all references in the other Transaction Documents to the “Registration Rights Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Agreement; (iv) all references in the other Transaction Documents to the “Security Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Security Agreement shall mean the Security Agreement as amended by this Agreement; (v) all references in the other Transaction Documents to the “Pledge Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Pledge Agreement shall mean the Pledge Agreement as amended by this Agreement; and (vi) all references in the other Transaction Documents to the “Security Documents”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Security Documents shall mean the Security Documents as amended by this Agreement.
               (ii) to the extent that the Securities Purchase Agreement or any other Transaction Document purports to assign or pledge to the Collateral Agent for the Investor and the holders of the Securities, or to grant to the Collateral Agent a security interest in or lien on, any collateral as security for the obligations of the Company from time to time existing in respect of the Existing Notes and any other existing Transaction Document, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects, and shall apply with respect to the obligations under the Notes and no additional filing is required to be made in order to maintain the perfection of the security interest in, or lien, on such collateral; and
               (iii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Collateral Agent or the Investor under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document.
               (b) Amendment to Transaction Documents. Each of the Transaction Documents are hereby amended as follows:
               (i) All references to “Notes” shall be amended to include additionally the Notes as defined in this Agreement.
               (ii) All references to “Warrants” shall be amended to include additionally the Warrants as defined in this Agreement.
               (iii) All references to “Warrant Shares” shall be amended to include additionally the Warrant Shares as defined in this Agreement.
               (iv) The defined term “Transaction Documents” is hereby amended to include this Agreement.

               (c) Amendment to Security Agreement. The Security Agreement is hereby amended by inserting the following Section 11:
“SECTION 11 Auction Rate Securities. Notwithstanding anything in this Agreement to the contrary, the Collateral Agent and the Buyers shall permit the Company to obtain a loan (“Margin Loan”) against ARS held by the Company. The Company shall use its reasonable best efforts to cause the lender for the Margin Loan to agree to a standard form of intercreditor agreement reasonably satisfactory to the Buyers. The Collateral Agent, for the benefit of the Buyers, shall continue to have a first priority security interest in the ARS prior to the consummation of a Margin Loan. After the consummation of a Margin Loan and after the execution of an intercreditor agreement between the Collateral Agent, for the benefit of the Buyers, and the creditor making the Margin Loan, the Collateral Agent, for the benefit of the Buyers, shall have a second priority security interest in the ARS, and hereby agrees to subordinate its security interest in the ARS to second position behind the lender of the Margin Loan, it being understood that such the collateral supporting the Margin Loan shall only include ARS deposited into the applicable account on or prior to the date of the making or drawing down of the Margin Loan and shall not include any other assets of the Company or any of its subsidiaries or affiliates unless otherwise agreed to by the Collateral Agent.”
               (d) Amendment to the Pledge Agreement. The Pledge Agreement is hereby amended by inserting the following Section 14:
“SECTION 14 Auction Rate Securities. Notwithstanding anything in this Agreement to the contrary, the Collateral Agent and the Buyers shall permit the Company to obtain a loan (“Margin Loan”) against ARS held by the Company. The Company shall use its commercially reasonable best efforts to cause the lender for the Margin Loan to agree to a standard form of intercreditor agreement reasonably satisfactory to the Buyers. The Collateral Agent, for the benefit of the Buyers, shall continue to have a first priority security interest in the ARS prior to the consummation of a Margin Loan. After the consummation of a Margin Loan and after the execution of an intercreditor agreement between the Collateral Agent, for the benefit of the Buyers, and the creditor making the Margin Loan, the Collateral Agent, for the benefit of the Buyers, shall have a second priority security interest in the ARS, and hereby agrees to subordinate its security interest in the ARS to second position behind the lender of the Margin Loan, it being understood that such the collateral supporting the Margin Loan shall only include ARS deposited into the applicable account on or prior to the date of the making or drawing down of the Margin Loan and shall not include any other assets of the Company or any of its subsidiaries or affiliates unless otherwise agreed to by the Collateral Agent.”
3.	REPRESENTATIONS AND WARRANTIES
               (a) Investor Bring Down. The Investor hereby represents and warrants to the Company with respect to itself only as set forth in Section 2 of the Existing Securities Purchase Agreement (other than Sections 2(f) and 2(g)) as to this Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, except to the extent such representation or warranty by nature speaks only as of a date certain. Such representations and warranties to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby.
               (b) Notice. Effective as of the Closing, the Investor hereby withdraws and rescinds the Notice.
               (c) Company Bring Down. Except as set forth on the Amended and Restated Disclosure Schedules attached hereto and the public reports on Schedule 14A and Forms 10-K, 10-Q and 8-K filed by the Company since the date of the Existing Securities Purchase Agreement, which shall amend and restate the Disclosure Schedules attached to the Existing Securities Purchase Agreement, the Company represents and warrants to the Investor as set forth in Section 3 of the Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, except to the extent such representation or warranty by nature speaks only as of a date certain. Such representations and warranties to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby, references therein to “Closing Date” being deemed references to the Closing Date as defined in Section 1(b) above, and references to “the date hereof” being deemed references to the date of this Agreement.
               (d) No Event of Default. The Company represents and warrants to the Investor that after giving effect to the terms of this Agreement, no Event of Default (as defined in the Notes) shall have occurred and be continuing as of the date hereof.
               (e) Shell Company Status. The Company has complied with all of the requirements set forth in Rule 144(i)(2).
4.	CERTAIN COVENANTS AND AGREEMENTS; WAIVER
               (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.
               (b) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching the material Transaction Documents not previously filed (including, without limitation, this Agreement, the Security Documents, the form of the Notes and the form of the Warrants) (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of the Investor. Subject to the foregoing, neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).
               (c) Fees and Expenses. The Company shall reimburse the Investor for its legal and due diligence fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby by paying any such amount to Schulte Roth & Zabel LLP (the “Investor Counsel Expense”). The Investor Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.
               (d) Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of (i) the Notes may be tacked onto the holding period of the Existing Notes and (ii) the Warrants (including the corresponding Warrant Shares) may be tacked onto the holding period of the Existing Warrants (in the case of Cashless Exercise (as defined in the Warrants)), and the Company agrees not to take a position contrary to this Section 4(d). The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue Warrant Shares (so long as such Warrants are exercised by way of a Cashless Exercise) that are freely tradable on an Eligible Market (as defined in the Warrants) without restriction and not containing any restrictive legend without the need for any action by the Investor.
               (e) Right of First Refusal. From the date hereof until the date that no Notes remain outstanding, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any ARS (as defined in the Notes) (any such offer, sale, grant, disposition or announcement being referred to as an “ARS Disposition”) unless the Company shall have first complied with this Section 4(e).
               (i) The Company shall deliver to the Investor an irrevocable written notice (the “Offer Notice”) of any proposed ARS Disposition (the “Offer”) of the ARS subject to the proposed ARS Disposition (the “Offered Securities”), which Offer Notice shall (w) state the CUSIP number or other identifying information) and the face amount of the Offered Securities, (x) identify and describe the price and other terms upon which the Offered Securities are to be sold or exchanged, and the number or amount of the Offered Securities to be sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, sold or exchanged and (z) offer to issue and sell to or exchange with the Investor all of the Offered Securities. To accept an Offer, in whole or in part, the Investor must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after the

Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of the Offered Securities that the Investor elects to purchase (the “Notice of Acceptance”).
               (ii) The Company shall have twenty (20) Business Days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investor (the “Refused Securities”) pursuant to a definitive agreement(s) (the “ARS Disposition Agreement”), but only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce, if required, (a) the execution of such ARS Disposition Agreement, and (b) either (x) the consummation of the transactions contemplated by such ARS Disposition Agreement or (y) the termination of such ARS Disposition Agreement (unless the Company determines that the termination of such ARS Disposition Agreement is not material and the Investor is no longer in possession of material non-public information upon such termination), which shall be filed with the SEC on a Current Report on Form 8-K with such ARS Disposition Agreement and any documents contemplated therein filed as exhibits thereto. The purchase by the Investor of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investor of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investor and its legal counsel.
               (iii) The Company and the Investor agree that if the Investor elects to participate in the Offer neither the ARS Disposition Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “ARS Disposition Documents”) shall include any term or provisions whereby the Investor shall be required to agree to any restrictions in trading as to any securities of the Company owned by the Investor prior to such ARS Disposition.
               (iv) Notwithstanding anything to the contrary in this Section 4(e) and unless otherwise agreed to by the Investor, the Company shall either confirm in writing to the Investor that the transaction with respect to the ARS Disposition has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Investor will not be in possession of material non-public information, by the twentieth (20th) Business Day following delivery of the Offer Notice. If by the twentieth (20th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Investor with another Offer Notice and the Investor will again have the right of participation set forth in this Section 4(e). The Company shall not be permitted to deliver more than one such Offer Notice with respect to any particular ARS to the Investor in any 60 day period.

               (f) On or prior to August 15, 2008, the Company shall, with respect to each of its securities accounts, use its reasonable best efforts to deliver a standard form of control agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by the Company, the Collateral Agent, for the benefit of the Buyers, and the applicable securities intermediary, which securities intermediary shall be acceptable to the Collateral Agent in its sole discretion.
5.	CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.
               The obligations of the Company to the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:
               (a) The Investor shall have executed this Agreement and the Security Documents to which it is a party and delivered the same to the Company.
               (b) The Investor shall have delivered to the Company the Investor’s Existing Note and Existing Warrants for cancellation.
               (c) The representations and warranties of the Investor shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.
6.	CONDITIONS TO INVESTOR’S OBLIGATIONS HEREUNDER.
               The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:
               (a) The Company shall have executed this Agreement and each of the Security Documents to which it is a party and delivered the same to the Investor.
               (b) The Company shall have executed and delivered to the Investor the Notes and the Warrants being issued to the Investor at the Closing.
               (c) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

               (d) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.
               (e) The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.
7.	TERMINATION.
               In the event that the Closing does not occur on or before five (5) Business Days from the date hereof, due to the Company’s or the Investor’s failure to satisfy the conditions set forth in Sections 5 and 6 hereof (and the nonbreaching party’s failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, if this Agreement is terminated pursuant to this Section 7, the Company shall remain obligated to reimburse the Investor for the expenses described in Section 4(c) above. Upon such termination, the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Transaction Documents, as in effect prior to the execution of this Agreement.
8.	MISCELLANEOUS.
               (a) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
               (b) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
               (c) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

               (d) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
               (e) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
               (f) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
               (g) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
               (h) Entire Agreement; Effect on Prior Agreements; Amendments. Except for the Transaction Documents in effect prior to this Agreement (to the extent any such Transaction Document is not amended by this Agreement), this Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with the Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.
              (i) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
if to the Company:
Hythiam, Inc.
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, California 90025
Telephone: (310) 444-4300
Facsimile: (310) 444-5300
Attention: Chief Executive Officer
with a copy to:
Dreier Stein Kahan Browne Woods George LLP
The Water Garden
1620 26th Street
6th Floor, North Tower
Santa Monica, CA 90404
Telephone: (424) 202-6050
Facsimile: (424) 202-6250
Attention: John C. Kirkland, Esq.
if to the Investor, to its address and facsimile number set forth in the Securities Schedule attached hereto, or, in each case, to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

               (j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the Existing Securities Purchase Agreement.
               (k) Survival. Unless this Agreement is terminated under Section 7, the representations and warranties of the Company and the Investor contained herein and the agreements and covenants set forth herein shall survive the Closing.
               (l) Remedies. The Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.
[Signature Page Follows]

          IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY: HYTHIAM, INC.
By:
Name:
Title:

[Signature Page to Amendment and Exchange Agreement]

          IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR: HIGHBRIDGE INTERNATIONAL LLC
By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC, its Trading Manager

By:
	Name:	Adam J. Chill
	Title:	Managing Director

[Signature Page to Amendment and Exchange Agreement]

SECURITIES SCHEDULE

(1)	(2)	(3)	(4)	(5)
		Aggregate
		Principal
	Address and	Amount of	Number of	Legal Representative’s
Investor	Facsimile Number	Notes	Warrant Shares	Address and Facsimile Number

Highbridge International LLC	c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, New York 10019	$5,000,000	1,300,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022
	Attention: Ari J. Storch Adam J. Chill Facsimile: (212) 751-0755 Telephone: (212) 287-4720 Residence: Cayman Islands			Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376